Exhibit 10.3

                         JOINT VENTURE AGREEMENT BETWEEN

                  DOMINUS ENERGY AND PEPPER ROCK RESOURCES CORP

This Agreement ("JVA") dated February 8th, 2010 is between Dominus Energy, AG., a Swiss Corporation ("DOMINUS") and Pepper Rock Resources Corporation, a Nevada Corporation ("PEPPER ROCK"), known individually as "PARTY" or collectively as the "PARTIES.

WHEREAS, Dominus and Pepper Rock joined efforts in executing this JVA to develop and produce natural gas within the Manyberries Province located in Alberta, Canada.

WHEREAS, Dominus has provided Pepper Rock the sole rights to acquire and develop the property within Manyberries Province. Pepper Rock must pay the agreed upon sum of $500,000USD (Five Hundred Thousand Dollars) within 6 months from the date of this agreement. This investment of $500,000 will give Pepper Rock a 49% working interest with an option to acquire the additional 51% in the property. Any capital needs in developing the area are the sole responsibility of Pepper Rock Resources.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the Parties hereto agree as follows:

AGREEMENT

Dominus Energy shall give Pepper Rock the EXCLUSIVE right to participate in the Manyberries Development as long as Pepper Rock meets its funding obligations, as stated above.

Dominus has relied on Pepper Rock's representations that they will fully fund the amounts as noted above, including but not limited to, $500,000 USD and all capital needs for developing the area. Failure by Pepper Rock to meet its funding requirements within the 6 month time limit allowed will forfeit their right to further develop the property, no monies will be returned.

THE PROPERTY

The Manyberries Development is located in Southern Alberta in close proximity to the Montana border. The facilities and installation consist of 6 miles of 6-inch high-pressure sour pipeline tested to operate at 1200 P.S.I. There are also 3.5 miles of 3-inch poly pipeline for produced water and a 2-inch poly pipeline for fuel gas. The natural gas pipelines connect to a major trunk line operated by EnCana which extend out towards three gas wells ready for tie-in.

PEPPER  ROCK  EXCLUSIVITY:  Dominus  warrants  that during the term of this JVA,
Pepper  Rock  has  the  exclusive   right  to  participate  in  the  Manyberries
Development, subject to Pepper Rock funding according to the terms agreed.

ARBITRATION: Any dispute arising out of or relating to this JVA, including the breach, termination or validity thereof, shall be finally resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules ("RULES") in effect at the time the request for arbitration is filed. The number of arbitrators shall be three and shall be appointed in accord with such Rules. The place of the arbitration shall be in the County of Los Angeles, State of California. The governing law shall be

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the substantive  law of the state of State of California,  without regard to its choice of law rules.

Pre-hearing discovery shall be limited. The Parties shall produce documents that support any claim or defense to be decided by the panel. Document requests may be served if approved by the panel. The panel shall set the timing for any production. Depositions shall not be allowed except upon showing of good cause as determined by the panel. To the extent discovery shall be allowed, it shall be subject to the Federal Rules of Civil Procedure and Federal Rules or Evidence.

The Parties shall be limited in seeking interim or emergency relief to the methods set forth in the Rules. The Parties shall not seek emergency relief from any court, forum or tribunal in the State of California, any other state which has jurisdiction over the Parties, or any federal court. Any award shall be enforced in accordance with the Rules.

SEVERABILITY: If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this JVA, then such unenforceable provision shall be deemed eliminated from this JVA for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this JVA be deemed to be valid and binding agreements enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

COUNTERPARTS: This JVA may be executed in any number of counterparts and by each of the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

CONFIDENTIAL INFORMATION: Except as required in the performance of obligations hereunder, or otherwise specifically required by law, or with the prior consent of the Parties on a case-by-case basis, each Party shall forever hold confidential and shall not in any manner disclose, use for personal benefit, or directly or indirectly use for the benefit of any other person, Confidential Information that has come or shall hereafter come into each other Parties possession. The Parties recognize the importance of protecting its and the other Party's Confidential Information and further recognizes that this restriction shall continue in full force and effect for a period not to exceed Thirty-six
(36) months after termination of this JVA. No later than the end of the Term of this JVA, the Parties shall return to one another, without making retaining copies thereof, all documents, records, computer information, maps and charts and other repositories containing Confidential Information.

ASSIGNMENT: Neither Party shall have the right to assign this JVA. The rights and obligations of this JVA shall bind and benefit any successors or assigns of the Parties.

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AMENDMENTS & WAIVERS: No amendment or waiver of any term, provision or condition of this JVA shall be effective, unless in writing and executed by the Parties. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this JVA or a waiver of any right or remedy of any party hereto.

LIMITS OF PEPPER ROCK RESPONSIBILITY; INDEMNIFICATION: Dominus will indemnify and hold harmless Pepper Rock and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this JVA or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this JVA, and Dominus will reimburse Pepper Rock for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising there from, if and when Pepper Rock is a named party thereto.

Dominus shall, to the full extent lawful, reimburse, indemnify and hold the Indemnified Parties harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of Pepper Rock's duties under this JVA and not constituting such Indemnified Party's bad faith, willful misconduct, gross negligence or reckless disregard of Pepper Rock's duties under this JVA. Notwithstanding the foregoing provisions of this paragraph, Dominus shall not be obligated to reimburse, indemnify and hold any Indemnified Party harmless if such indemnification would not be permitted under the terms and provisions of this JVA.

The indemnifying Party's obligations under this Section are subject to:

     I) the other Party giving prompt notice of such action, claim or threat and all applicable information in the indemnifying party's possession with respect thereto;
     II) the other party giving reasonable assistance at the indemnifying party's expense in connection therewith; and,
     III) the indemnifying party having sole authority to control, defends, and settles the matter.

LIMITS OF DOMINUS RESPONSIBILITY; INDEMNIFICATION: Pepper Rock will indemnify and hold harmless Dominus and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this JVA or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this JVA.

The indemnifying Party's obligations under this Section are subject to:

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     I)   the other Party giving prompt  notice of such action,  claim or threat and all applicable information in the indemnifying party's possession with respect thereto;
     II) the other party giving reasonable assistance at the indemnifying party's expense in connection therewith; and,
     III) the indemnifying party having sole authority to control, defends, and settles the matter.

NO CONFLICTS: Pepper Rock represents and warrants that performance of this JVA does not and will not breach any other agreement to which Pepper Rock is a party. Pepper Rock further represents and warrants that Pepper Rock has not entered into and agrees not to enter into, any agreement, either oral or written, in conflict with or in violation of this JVA.

BINDING OBLIGATION: Upon its execution and delivery, this JVA shall constitute the valid and binding obligation of a Party and the Parties, enforceable against the Parties or a Party in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

AUTHORITY: The Parties represent that they have the full power and authority to enter into and perform this JVA and that the Parties have authorized the execution, delivery, and performance of this JVA.

COMPLIANCE WITH LAWS: The Parties agree that in the course of fulfilling their respective responsibilities under this JVA, the Parties shall not engage in any conduct, furnish any information or take any other action which would violate or cause either Party to violate any United States law or lose any United States federal tax benefits, including but not limited to any of the activities described in or prohibited by The Foreign Corrupt Practices Act of 1977, Section 999 of The Internal Revenue Code of 1986, The Export Administration Act of 1984, and all regulations promulgated hereunder.

Furthermore, the Parties agree that in during the Term of this JVA and provisions set forth herein, the Parties will use all reasonable efforts to comply with and avoid violation of any applicable laws of the United States of America, any state as well as any other jurisdiction or political subdivision thereof the Parties do business in, including regulations, rules and orders promulgated under such laws and customs having the effect of law. Without limiting the generality of the foregoing, the Parties will not make any offer, payment, promise to pay or authorization of the payment of any money, or any offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any government official, political party, party official, or candidate for public or political office to induce such persons to use their influence with a government or instrumentality in order to obtain an improper business advantage for the Parties.

EQUITABLE REMEDIES: The Parties acknowledge that irreparable injury will result to the other Party from violation of any of the terms of this JVA. Therefore, the Parties expressly agree that the other Party shall be entitled, in addition to damages and any other remedies provided by law, to an injunction (without notice and without the necessity of posting a bond) or other equitable remedy respecting such violation or continued violation.

COUNSEL; INTERPRETATION: The Parties to this JVA acknowledges that such Party has caused this JVA to be reviewed and/or had the opportunity to have it approved by legal counsel of such party's own choice. The Parties have negotiated the provisions of this JVA, and any presumption that an ambiguity

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contained in this JVA shall be construed  against the Party that caused this JVA to be drafted shall not apply to the interpretation of this JVA.

ENTIRE AGREEMENT: This JVA contain the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

If Pepper Rock decides, for whatever reason, not to proceed with its Pepper Rock Investment in any or all of the AMIs at the end of its ten (10) day due diligence period, then this JVA shall immediately become null and void.

NOTICES: Any notice or communication provided for or required by this JVA to be in writing shall be:

     a.   Hand delivered
     b.   Sent by certified mail with full postage, or
     c.   Sent by overnight courier service with proof of delivery.

Any notice so sent shall be deemed received upon the earlier of an actual receipt or Three (3) business days after proper posting.

The above information agreed on this 8TH day of February, 2010,

DOMINUS ENERGY AG                                  PEPPER ROCK RESOURCES CORP.


/s/ William Scott Marshall                         /s/ Phil Kueber
------------------------------------               ---------------------------
President                                          President
Title                                              Title

                                   END OF JVA